Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BioMimetic Therapeutics, Inc. 401(k) Profit Sharing Plan & Trust of our report dated June 27, 2011, with respect to the financial statements and supplemental schedule of the BioMimetic Therapeutics, Inc. 401(k) Profit Sharing Plan & Trust included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

Brentwood Tennessee
March 16, 2012